Exhibit 99.1

                                                                                                                    Press Release

For further information:

Jeffrey Luber

President and Chief Executive Officer

EXACT Sciences Corporation

P: (508) 683-1275

EXACT Sciences Engages Investment Bank to Assist in Exploring Strategic Options

MARLBOROUGH, Mass — March 18, 2008 — EXACT Sciences Corporation (NASDAQ: EXAS) announced that the Company has retained Leerink Swann LLC to assist the Board of Directors in its evaluation of strategic alternatives for the business, including, but not limited to, the sale of EXACT or merger with another entity.  EXACT does not anticipate making another announcement in regard to this matter unless its Board has approved a definitive transaction.

The Company also announced that, effective today, the Board of Directors has promoted Jeffrey R. Luber from President to President and Chief Executive Officer of EXACT Sciences.   Mr. Luber will replace Patrick J. Zenner, who had been serving as interim Chief Executive Officer of EXACT since July 2007.  Mr. Luber will also become a member of EXACT’s Board of Directors.  Mr. Zenner has served as a member of the Board of Directors since 2003 and will continue to serve in his current role on the Board.

“The Board has strong confidence in Jeff and his team,” said Patrick J. Zenner, Executive Chairman of the Board of Directors, EXACT Sciences.  “We look forward to working with Jeff in his new role as we explore strategic options for the Company and shareholders.”

About EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the detection of cancer.  Certain of its technologies have been licensed to Laboratory Corporation of America Holdings® (LabCorp®) for a stool-based DNA assay developed by LabCorp for colorectal cancer screening in the average-risk population and marketed by LabCorp under the name PreGen-Plus™.  EXACT Sciences believes its genomics-based technologies will help enable earlier detection of colorectal cancer so that more people can be effectively treated.  EXACT Sciences is based in Marlborough, Mass.  PreGen-Plus, the non-invasive colorectal cancer screening testing service offered by LabCorp, has not been approved or cleared by the U.S. Food & Drug Administration.

About Leerink Swann

Leerink Swann is a healthcare-focused investment banking firm that provides equity research, corporate finance, strategic advisory, and asset management services for institutional and life sciences clients.  For the past seven years, Institutional Investor has named Leerink Swann “Best of the Boutiques” in several healthcare categories.  For more information, visit www.leerink.com.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, the initiation of a process to explore strategic alternatives and future announcements by EXACT Sciences regarding the status of this process. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the level of interest of potential buyers or strategic partners in engaging in a transaction with EXACT Sciences; the clinical performance and market acceptance of its technologies; the reproducibility of its research results in subsequent studies and in clinical practice; sufficient investment in the sales and marketing of tests using EXACT Sciences’ technologies; the success of its strategic relationship with LabCorp; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ current and future technologies; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the ability to increase the performance of sDNA testing; the ability of EXACT Sciences or LabCorp to lower the cost of the sDNA testing through automating and simplifying key operational processes; the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; and the ability to comply with federal and state statutes and regulations relating to EXACT Sciences’ products and services, including FDA requirements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K.

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